Exhibit 4.458

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 183416 dated July 16, 2020

For Rendering

Mobile radio telephone services

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 16, 2025.

This License is granted by decision of the licensing body - Order dated July 16, 2020 No. 295-рчс

Appendix being an integral part of this license is executed on 3 sheets.

Deputy Head	/signature/ O.А. Terlyakov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 119863